UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 3, 2021

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1780 55th Street, Suite C

Boulder, Colorado 80301

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 993-5271

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 — Unregistered Sales of Equity Securities.

The disclosure under Item 3.03 is incorporated herein by reference to the extent required.

Pursuant to the right provided to Surna Inc. (the “Company”) to redeem the Series A Preferred Stock, as set forth in the amended Certificate of Designations for the Series A Preferred Stock, on November 3, 2021, the Board of Directors authorized the issuance an aggregate of 420,303 shares of common stock to redeem all the issued and outstanding shares of Series A Preferred Stock. The common shares to be issued was issued without legend or other restriction pursuant to Rule 144. The transaction was undertaken pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 3.03 — Material Modification to Rights of Security Holders.

On November 3, 2021, Surna Inc. filed a certificate of amendment to amend the certificate of incorporation to make the following two changes therein:

Section 1 of the original Articles of Incorporation, Additional Articles, first paragraph, as previously amended, is hereby further amended in its entirety to read as follows:

“The total number of shares of capital stock which may be issued by the corporation is one billion shares (1,000,000,000), of which eight hundred fifty million (850,000,000) shares shall be Common Stock, $0.00001 par value per share (hereinafter referred to as the “Common Stock”) and one hundred fifty million (150,000,000) shares shall be Preferred Stock, $0.00001 par value per share (hereinafter referred to as the “Preferred Stock”).

To the Certificate of Designations, dated March 26, 2014, there is added a new paragraph as follows;

“11. Redemption Rights.

The corporation, at any time while the Series A Preferred Stock is issued and outstanding has the right to effect a mandatory redemption of any or all of the Series A Preferred Stock by tendering one (1) share of its Common Stock for each one hundred (100) shares of the issued and outstanding shares of Series A Preferred Stock, to the holder thereof, with or without notice, such number of shares of Common Stock to be subject to equitable adjustment upon a stock split, stock combination or other action which adjusts the number of issued and outstanding shares of Common Stock. The corporation will not issue fractional shares of Common Stock, but will round up to the next whole share of Common Stock based on the aggregate holdings of Series A Preferred Stock of a stockholder being redeemed. Upon the tender of the shares of Common Stock for redemption, the Series A Preferred Stock will cease to be issued and outstanding shares of Series A Preferred Stock with no further action by the holder of the Series A Preferred Stock, and the redeemed shares of Series A Preferred Stock will be returned to the status of unissued but authorized shares of Series A Preferred Stock. The holder of the Series A Preferred Stock need not surrender its evidence of ownership thereof in order to be entitled to the Common Stock issued upon redemption, but upon redemption, the Series A Preferred Stock immediately cease to have any right or privileges.”

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1*	Form of Certificate of Amendment to the Certificate of Incorporation filed November 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2021	SURNA INC.

	By	/s/ Anthony K. McDonald
Anthony K. McDonald
President and Chief Executive Officer